MARCH 2020 INVESTOR PRESENTATION Financial Data as of: Second Quarter 2022 NASDAQ: FGBI www.fgb.net

2 CERTAIN IMPORTANT INFORMATION CAUTION REGARDING FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of our business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control, particularly with regard to developments related to the novel coronavirus (“COVID-19”)). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, changes in general economic conditions, either nationally or in our market areas, that are worse than expected; the ongoing effects of the COVID-19 pandemic on First Guaranty Bancshares, Inc.’s (the “Company or “FGBI”) operations and financial performance; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own, which could cause our actual results and experience to differ from the anticipated results and expectations, expressed in such forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. NON-GAAP FINANCIAL MEASURES Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables under the section titled “Non-GAAP Reconciliations.” The Company uses non-GAAP financial measures to analyze its performance. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

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FINANCIAL HIGHLIGHTS

2022 HIGHLIGHTS

- Total assets increased YoY by 7.8% to $2.96 billion
- Total loans increased YoY by 11.1% to $2.3 billion
- QTD net income of $8.1 million
- QTD earnings per common share of $0.70
- Return on average assets of 1.11% for 2Q 2022
- Return on average common equity of 15.73% for 2Q 2022
- Allowance for loan and lease losses totaled $23.6 million
- Allowance for loan and lease losses represented 1.03% of gross loans
- All bank level regulatory ratios remain well-capitalized
- YTD cash dividends paid of $0.32 per common share
- YTD preferred dividends paid of $1.2 million
- Texas Ratio decreased from 6.63% at year end 2021 to 3.86% at 6/30/2022
- YTD PPP fees recognized of $1.1 million

In $000s except for per share data	For the Year Ended 12/31/2019	For the Year Ended 12/31/2020	For the Year Ended 12/31/2021	For the Three Months Ended 6/30/2022
BALANCE SHEET				
Total Assets	$2,117,216	$2,473,078	$2,878,120	$2,959,356
Total Gross Loans	$1,525,490	$1,844,135	$2,159,359	$2,295,738
Total Deposits	$1,853,013	$2,166,318	$2,596,492	$2,660,061
Loans/Deposits	82.32%	85.13%	83.16%	86.30%
CAPITAL				
Common Equity	$166,035	$178,591	$190,831	$193,478
Preferred Equity	$0	$0	$33,058	$33,058
Total Equity/Assets	7.84%	7.22%	7.78%	7.65%
Tang. Common Equity/Tang. Assets[1]	6.99%	6.51%	6.04%	5.98%
PROFITABILITY MEASURES				
Net Interest Margin	3.41%	3.35%	3.44%	3.72%
Net Interest Income/Average Assets	3.28%	3.18%	3.31%	3.59% *
Non Interest Expense/Average Assets	2.51%	2.47%	2.36%	2.43% *
Efficiency Ratio	67.48%	58.95%	63.63%	61.79%
Cost of funds	2.06%	1.48%	1.11%	1.17%
ROACE	8.99%	11.36%	14.06%	15.73%
Earnings Per Common Share	$ 1.34	$ 1.90	$ 2.42	$ 0.70
Net Income	$14,241	$20,318	$27,297	$8,124
ASSET QUALITY				
NPAs/Total Assets	1.04%	1.25%	0.70%	0.43%
Reserves/Total Loans	0.72%	1.33%	1.11%	1.03%

*Annualized
[1]Non-GAAP measure. See "Certain Important Information – Non-GAAP Financial Measures" on slide 2 and "Non-GAAP Reconciliation" on slide 24 for additional information
Source: Company documents

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5  Accretive to earnings as of 1/31/22 • $64.5 million in loans booked as of 12/31/21  • $171.5 million in loans booked as of 6/30/22 • Growth of $107.0 million CONTINUED SUCCESS IN THE MIDEAST OH KY WV • 2 offices (DPO and LPO)  WV, KY • 12 team members

LOAN PORTFOLIO

LOAN PORTFOLIO COMPOSITION 6/30/22



Non-Farm Non-Residential 41.8%
Residential Real Estate 18.1%
Commercial & Industrial 17.3%
Commercial Leases 10.3%
C&D 7.6%
Consumer & Other 2.1%
Agriculture & Farm 2.8%

($000s)	2019Y	2020Y	2021Y	2Q22
Commercial & Industrial	$ 268,256	$ 353,028	$ 398,391	$397,233
Non-Farm Non-Residential	616,536	824,137	886,407	962,442
Residential Real Estate	313,608	317,168	354,195	415,857
Commercial Leases	70,125	104,141	246,022	237,560
Consumer & Other	38,743	44,642	48,142	48,448
Agriculture & Farm	49,451	55,215	58,557	65,316
C&D	172,247	150,841	174,334	175,221
Total Gross Loans	**$ 1,528,966**	**$ 1,849,172**	**$ 2,166,048**	**$ 2,302,077**
LESS: Unearned Income	3,476	5,037	6,689	6,339
Total Loans	**$ 1,525,490**	**$ 1,844,135**	**$ 2,159,359**	**$ 2,295,738**

Source: Company documents, as June 30, 2022

HIGHLIGHTS

- Loan growth of 11.1% year over year
- 19% growth in loan interest income
- Loan yield of 5.36% QTD 2022
- Significant credit quality improvement
  - NPAs to Total Loans improved to 0.55% at June 30, 2022 from 1.23% at June 30, 2021
  - Texas ratio decreased to 3.86% at June 30, 2022 from 8.45% at June 30, 2021
- Commercial leases represent 10.3% of the loan portfolio, providing higher yields and shorter average lives than real estate secured loans
- Oil & Gas related loans made up approximately 5.7% funded and 1.7% unfunded of the total loan portfolio as of June 30, 2022
- Hotel loans totaled $156 million, or 6.8% of the total loan portfolio as of June 30, 2022
  - All hotels flagged by major brands

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7 79.33% 119.95% 186.63% 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 140.00% 160.00% 180.00% 200.00% 2020 2021 2022 CONSERVATIVE CREDIT CULTURE Source: Company documents, as of and for the three months ended June 30, 2022 ALLL/NONPERFORMING ASSETS HISTORICAL ASSET QUALITY 1.25% 0.70% 0.43% 0.08% 0.13% 0.24% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2020 2021 2022 NPAs/Total Assets NCOs/Average Loans (dollars in thousands) 12/31/2020 12/31/2021 6/30/2022 NONACCRUAL LOANS $15,576 $16,715 $10,161 90 DAY LOANS AND GREATER BUT STILL ACCRUING $13,091 $1,245 $841 OREO $2,240 $2,072 $1,634 NONPERFORMING ASSETS $30,907 $20,032 $12,636 NPAs / TOTAL ASSETS 1.25% 0.70% 0.43% NONACCRUAL LOANS / TOTAL ASSETS 0.63% 0.58% 0.34% ALLL / TOTAL LOANS 1.33% 1.11% 1.03% TEXAS RATIO 11.65% 6.63% 3.86% NPAs/TOTAL ASSETS & NCOs/AVG LOANS

8 HIGHLIGHTS  Weighted average rate was 0.8% for six months ended June 30, 2022.  Noninterest-bearing deposits increased by $28 million to $560.6 million at 6/30/22, representing 21.1% of total deposits, and $77.3 million in growth since 6/30/21  Total time deposits decreased from 22.6% of total deposits at year end 2021 to 20.2% of total deposits at 6/30/22  Opportunity for increased earnings as approximately 50% of public funds are collateralized by reciprocal deposit insurance • Allows for public funds to be invested in higher yielding loans versus securities  Opportunity for continued improvement in cost of time deposits through 2024. $200 million in 5-year time deposits maturing during 2022-2024 at an average rate of 3.00%  Opportunity for deposits in Mideast markets of West Virginia and Kentucky with approximately $6.2 million raised through June 30, 2022. DEPOSIT PORTFOLIO Source: Company documents, as of and for the three months ended June 30, 2022 6/30/2022 DEPOSIT MIX Demand ‐ Noninterest 21.1% Demand ‐ Interest50.4% Savings 8.3% Time Deposits 20.2% ($000) 2019 2020 2021 2Q22 Demand ‐ Noninterest Bearing $325,888 $411,416 $532,578 $560,624 Demand ‐ Interest Bearing 635,942 860,394 1,275,544 1,340,412 Savings 135,156 168,879 201,699 221,708 Time Deposits 756,027 725,629 586,671 537,317 Total Deposits $1,853,013 $2,166,318 $2,596,492 $2,660,061 Weighted Average Rate 1.7% 1.1% 0.8% 0.8% Deposit Composition

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FGB JR'S MONEY MONSTERS

MARQUIS

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BIGGER | STRONGER | MORE PROFITABLE FIRST GUARANTY BANCSHARES, INC.